SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE

P. O. BOX 9

SUGAR LAND, TEXAS 77487

(Address of principal executive offices) (Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 17, 2005, Imperial Sugar Company’s Board of Directors declared a special dividend of $2.50 per share of common stock and established November 1, 2005 as the record date and November 11, 2005 as the distribution date for this dividend. With approximately 10.6 million shares outstanding, the total amount of the dividend will be $26.4 million.

In declaring this dividend, Imperial’s Board of Directors considered the Company’s strong balance sheet that has been augmented by the cash proceeds of $51.1 million that it recently received from the sale of its Holly Sugar Corporation subsidiary as well as some expectation of improved industry dynamics during the coming fiscal year despite higher energy prices.

The distribution is expected to be treated as a dividend for US income tax purposes.

Additionally, the special dividend will result in an adjustment of the exercise price, presently $31.89, of the Company’s outstanding warrants to purchase an aggregate of 1.1 million shares of common stock, which expire in 2008.

The Company issued a press release dated October 17, 2005 announcing the dividend. The press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by Imperial Sugar Company dated October 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: October 19, 2005	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer